UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 25, 2019 (January 22, 2019)
____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2019, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of National Instruments Corporation (the "Company") pursuant to the authority delegated to it by the Board under the Committee's charter, approved the following compensation arrangements for the Company's named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission (collectively, the "Executive Officers")).

The Committee approved annual base salaries and target bonus levels under the Company's Annual Incentive Program for each of the Executive Officers set forth in the table below, to be effective from January 1, 2019.

Executive Officer	Title	Base Salary	Target Bonus
John Roiko	Vice President, Finance and Chief Accounting Officer	$290,000	30%
Scott Rust	Senior Vice President, Global Research & Development	$385,000	40%
Karen Rapp	Executive Vice President, Chief Financial Officer and Treasurer	$413,438	50%
Eric Starkloff	President and Chief Operating Officer	$551,250	70%

The Committee recently completed a review of the Company's equity-based incentive compensation program for executives utilizing the services of an independent compensation consultant. As a result of this review, the Committee approved equity awards for the Company's Executive Officers consisting of a combination of service-based restricted stock units ("RSUs"), which will vest over time, and performance-based restricted stock units ("PRSUs") that will vest based on the Company's achievement of long-term performance goals.  The RSUs are scheduled to vest in three equal annual installments, with the first installment vesting on May 1, 2020, and the PRSUs are scheduled to vest, if at all, based on relative total shareholder return, in each case subject to the Executive Officer's continuous service through each vesting date.  Under the terms of the award agreement governing the PRSUs, the number of underlying shares of the Company's common stock that the Executive Officer is ultimately entitled to receive at the time of vesting ranges from 0% to 200% of the target number of PRSUs granted, subject to how the Company's total shareholder return ranks in comparison to companies that comprise the Russell 2000 Index over a performance period consisting of the three years ended December 31, 2021.  The grants for each of the Executive Officers are set forth in the table below:

Executive Officer	Title	RSUs	Target PRSUs*
John Roiko	Vice President, Finance and Chief Accounting Officer	1,696	1,696
Scott Rust	Senior Vice President, Global Research & Development	8,482	8,482
Karen Rapp	Executive Vice President, Chief Financial Officer and Treasurer	13,006	13,006
Eric Starkloff	President and Chief Operating Officer	16,625	16,625
*This is the target.  The number of PSRUs that vest will be from 0% to 200% depending on the Company's relative total shareholder return.

The RSUs and PRSUs described above were granted under the Company's 2015 Equity Incentive Plan and pursuant to a form of Restricted Stock Unit Award Agreement (Time-Based and Performance-Based) approved by the Committee.  The foregoing description of the RSUs, PRSUs and such award agreement are qualified in their entirety by reference to the form of such agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

The cash and equity compensation for the Company's Chief Executive Officer is expected to be adjusted at a subsequent meeting of the Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the recommendation of its Nomination and Governance Committee, the Board approved the amendment and restatement of the Company's bylaws ("Bylaws") effective as of January 23, 2019 to (i) add a new Section 2.13 to implement proxy access that will, beginning with the Company's annual meeting to be held in 2020, permit a stockholder, or a group of not more than 20 stockholders, owning 3% or more of the Company's outstanding stock continuously for at least three years, to nominate and include in the Company's proxy materials director nominees constituting up to the greater of 20% of the Board or two directors, provided that such nominees do not exceed half of the directors to be elected at an annual meeting and the requirements set forth in the Bylaws are satisfied; (ii) revise Article Six to more clearly define the roles of the chief executive officer and the president to reflect that such offices are no longer held by the same person; and (iii) make certain other clarifying and conforming changes.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of National Instruments Corporation
10.1	Form of Restricted Stock Unit Award Agreement (Time-Based and Performance-Based)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ Alex M. Davern
Name: Alex M. Davern Title: Chief Executive Officer

Date:  January 25, 2019